Exhibit F-2





                                                March 19, 1998


             Securities and Exchange Commission
             450 Fifth Street, N.W.
             Washington, D.C.  20549

             Re:  National Fuel Gas Company, et al.
                  Form U-1 Application/Declaration (File No. 70-9153)
                  ---------------------------------------------------

             Ladies and Gentlemen:

                       As New Jersey counsel for National Fuel Gas
             Company ("NATIONAL"), a New Jersey corporation, we deliver to you this opinion which relates to the Joint Application-Declaration, filed on December 10, 1997, as heretofore amended (as amended, the "APPLICATION-DECLARATION"), under the Public Utility Holding Company Act of 1935, as amended ("HOLDING COMPANY ACT"), by National, and each of its wholly-owned subsidiaries, National Fuel Gas Distribution Corporation ("DISTRIBUTION"), Seneca Resources Corporation, National Fuel Gas Supply Corporation, National Fuel Resources, Inc., Utility Constructors, Inc., Horizon Energy Development, Inc., Highland Land & Minerals, Inc., Data-Track Account Services, Inc., Leidy Hub, Inc., Seneca Independence Pipeline Company, Niagara Independence Marketing Company and Niagara Energy Trading Inc. The subsidiaries listed above are collectively referred to as the "SUBSIDIARIES." The Subsidiaries, excluding Distribution, are collectively referred to as the "NON-UTILITY SUBSIDIARIES."

                       The Application-Declaration seeks authorization,
             from the effective date of the order of the Securities and Exchange Commission ("COMMISSION") with respect to the Application-Declaration through December 31, 2002, or such longer period specified in the Application-Declaration, in each case, to the extent such transactions are not exempt from the Holding Company Act or otherwise authorized or permitted by rule, regulation or order of the Commission issued thereunder, for certain transactions, including for:

                       (a) The issuance and sale by National of not to exceed at any one time $750,000,000 aggregate principal amount of short-term debt securities ("NATIONAL SHORT-TERM DEBT"), including commercial paper, borrowings under credit facilities, and other forms of short-term financing, all as described in the Application-Declaration;

                       (b) The issuance and sale by National of not to exceed at any one time $2,000,000,000 of long-term securities, including (i) long-term debt securities ("NATIONAL LONG-TERM DEBT" and, together with the National Short-Term Debt, "NATIONAL DEBT") and (ii) equity securities, including National's common stock, $1 par value, and the rights appurtenant thereto, preferred stock and other preferred securities (together, "NATIONAL EQUITY SECURITIES"), all as described in the Application-Declaration;

                       (c) National to enter into hedging transactions ("HEDGE TRANSACTIONS"), with respect to all or a portion of its existing or anticipated financings, with one or more counterparties (each, a "COUNTERPARTY"), as described in the Application-Declaration;

                       (d) The continuation of a money pool ("MONEY POOL") for National and its Subsidiaries and for borrowings by Distribution from the Money Pool, as described in the Application-Declaration;

                       (e)  The issuance by Distribution of up to
             $250,000,000 aggregate principal amount of debt securities, as described in the Application-Declaration;

                       (f)  (i) National and the Non-Utility
             Subsidiaries (a) to organize financing entities, and (b) to acquire voting interests or equity securities of their respective financing entities ("FINANCING ENTITY SECURITIES"), (ii) National to issue debentures or other evidences of indebtedness ("FINANCING ENTITY DEBT") to its financing entities, (iii) National to enter into guarantees and expense agreements in an aggregate amount of up to $250,000,000 with its financing entities and (iv) such financing entities to issue securities to third parties, each as described in the Application-Declaration; and

                       (g)  National to guarantee securities of its
             Subsidiaries and provide credit support with respect to certain other obligations of its Subsidiaries, subject to a maximum aggregate limitation on such guarantee authority at any one time of $2,000,000,000, as described in the Application-Declaration.

                       The transactions described in paragraphs (a)-(g)
             above are referred to as the "PROPOSED TRANSACTIONS." The Application-Declaration also relates to certain other transactions over which National and the Subsidiaries have asked that the Commission reserve jurisdiction.

                       Based upon the foregoing and subject to the
             qualifications and assumptions hereinafter specified, we are of the opinion that:

                       1. National is a corporation duly organized and validly existing under the laws of the State of New Jersey.

                       2.   If (i) the Proposed Transactions are
             consummated as contemplated by the Application-Declaration and in accordance with the terms of the order or orders of the Commission with respect thereto, and, with respect to any securities registered with the Commission pursuant to the Securities Act of 1933, as amended, the registration statement relating to such securities; (ii) the Boards of Directors of National and the Subsidiaries, as the case may be, or duly appointed and authorized committees thereof, or, in the case of certain securities, duly elected and authorized officers thereof, approve and authorize, (a) each Proposed Transaction involving National or a Subsidiary, as the case may be, and (b) each plan, agreement, amendment, indenture, mortgage, deed of trust, supplemental indenture, officer's certificate, guarantee and any and all other documents (together, "OPERATIVE DOCUMENTS") to be used in connection with the respective Proposed Transaction; (iii) each Operative Document (a) has been duly executed and delivered and, to the extent required, filed by National, (b) if applicable, has been duly authorized, executed and delivered by, and shall be legal, valid and binding obligations of, each other party to such Operative Document, including each Counterparty, and (c) shall have become effective; (iv) each security to be issued pursuant to the Proposed Transactions shall have been duly executed, authenticated and delivered, as appropriate, for the consideration contemplated; (v) the issuance of securities by Distribution shall have been authorized by the Public Service Commission of the State of New York and the Pennsylvania Public Utility Commission, if such authorization shall have been required; (vi) each financing entity shall be duly organized and validly existing under the laws of its jurisdiction of organization and each Financing Entity Security shall be a valid and binding obligation of the respective financing entity enforceable in accordance with its terms; (vii) no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein; and (viii) each Proposed Transaction to which this opinion relates shall be conducted under our supervision and all legal matters incident thereto shall be satisfactory to us, including the receipt in satisfactory forms of opinions of other counsel qualified to practice in any jurisdiction in which we are not admitted to practice and the laws of which govern such Proposed Transaction or the parties to such Proposed
             Transaction:

                       (a)  All laws of the State of New Jersey
             applicable to the Proposed Transactions involving National as described in the Application-Declaration will have been complied with;

                       (b) Insofar as New Jersey law is applicable, the National Equity Securities to be issued in the Proposed Transactions will be validly issued, fully paid and nonassessable, and the holders thereof shall be entitled to the rights and privileges pertaining thereto as set forth in National's certificate of incorporation or any amendment thereto or other instrument which defines such rights and privileges;

                       (c) Insofar as New Jersey law is applicable, the National Debt, Hedge Transactions, Financing Entity Debt and any guarantees, in each case to be issued by National, will be valid and binding obligations of National enforceable in accordance with their respective terms, subject as to enforceability to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) including, without limitation (x) the possible unavailability of specific performance, injunctive relief or any other remedy, and (y) concepts of materiality, commercial reasonableness, good faith, fair dealing and equitable subordination;

                       (d) Insofar as New Jersey law is applicable, National will legally acquire the Financing Entity
             Securities; and

                       (e)  The consummation of the Proposed
             Transactions involving National as described in the Application-Declaration will not violate the legal rights of the holders of any securities issued by National.

                       We express no opinion as to (i) the subject
             matter jurisdiction of a federal court to consider any dispute arising out of any Hedge Transaction or (ii) the provision of any Hedge Transaction to the extent such provision waives any objection by any party to the laying of venue of any action or proceeding brought in any court and any claim that any such action or proceeding has been brought in any inconvenient forum.

                       We also express no opinion as to the
             enforceability of any provision of any Hedge Transaction relating to judgement currencies.

                       In rendering the opinions expressed in paragraphs
             2(c), and 2(e) hereof, we have assumed that the issuance and sale of any National Debt or Distribution Debt or the issuance of any Financing Entity Debt by National or any Non-Utility Subsidiaries will be in compliance with any restrictions on the issuance of such debt set forth in the respective Operative Documents. In so assuming, we have relied upon the representations set forth in the letter of Curtis W. Lee, Esq., General Manager - Finance, of National, dated the date hereof, a copy of which is attached hereto as Annex I.

                       We express no opinion concerning the
             applicability of state securities or "blue sky" laws
             (including, without limitation, the New Jersey Uniform Securities Law, as amended) to the issuance and sale of any securities by National or to the distribution thereof by other parties.

                       A copy of this opinion is being delivered to Reid
             & Priest LLP who, in rendering their opinion of even date herewith to the Commission, are hereby authorized to rely upon the opinions expressed herein to the same extent as if this opinion had also been addressed directly to them.

                       We hereby consent to the use and filing of this
             opinion as an exhibit to the Application-Declaration.

                                           Very truly yours,

                                           /s/ Stryker, Tams & Dill LLP

                                           STRYKER, TAMS & DILL LLP

             Attachment
             cc: Reid & Priest LLP (w/ attachment)

                              National Fuel Gas Company
                                 10 Lafayette Square
                               Buffalo, New York 14203


                                             March 19, 1998



          Stryker, Tams & Dill LLP
          Two Penn Plaza East
          Newark, New Jersey  07105
          Att:  Charles H. Friedrich, III, Esq.

          Re:  National Fuel Gas Company, et al.
               Form U-1 Application/Declaration (File No. 70-9153)
               ---------------------------------------------------

          Dear Sirs:

               In connection with the above-referenced Application-Declaration on Form U-1, as amended, filed with the Securities and Exchange Commission, we confirm the following.

               1. The capital stock of National Fuel Gas Company ("National") issued and outstanding on the date of this letter consists solely of common stock.

               2. Stryker, Tams & Dill LLP has participated in obtaining the authorizations for the issuance of all outstanding debentures of National.

               3. Stryker, Tams & Dill LLP has participated in obtaining the authorizations for the issuance by National of all commercial paper, short-term notes, and/or long-term notes outstanding at the date of this letter.

               4. National and its subsidiaries will not issue and sell any security described in the above-referenced Application-Declaration except in compliance with the restrictions on the issuance of such debt set forth in the respective Operative Documents (as defined in your opinion of even date herewith addressed to the Securities and Exchange Commission) with respect to such security.


                                             Very truly yours,

                                             /s/ Curtis W. Lee
                                             ----------------------------
                                             Curtis W. Lee
                                             General Manager, Finance


          cc. Reid & Priest LLP